CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference into Registration Statement No.
333-90890 of Allied Healthcare International Inc. on Form S-3, Registration
Statement No. 333-49387 of Allied Healthcare International Inc. on Form S-8 and
Registration Statement No. 333-112628 of Allied Healthcare International Inc. on
Form S-8 of our report dated November 8, 2002, included in this Form 10-K of
Allied Healthcare International Inc. for the year ended September 30, 2002.

/s/ Ernst & Young LLP

New York, New York
December 21, 2004